UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 7, 2015

VapAria Corporation
(Exact name of registrant as specified in its charter)

Delaware	27-1521364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN	55419
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(612) 812-2037

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2015 the Board of Directors of VapAria Corporation appointed Roger Nielsen to the Board to fill a newly created vacancy. Mr. Nielsen has served as an executive officer of our company since July 2014, and he has also served as Vice President of our subsidiary, VapAria Solutions Inc., since its inception in March 2010. Biographical information on Mr. Nielsen is contained in our prospectus dated July 14, 2014 as filed with the Securities and Exchange Commission on July 15, 2014 in accordance with Rule 424(b)(3) of the Securities Act of 1933, as amended. Mr. Nielsen will not receive any additional compensation for his service on our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VapAria Corporation
Date: April 9, 2015	By:	/s/ William Bartkowski
William Bartkowski, President and Chief Operating Officer